Exhibit 3.185

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/29/2001 010153807 – 3374409

CERTIFICATE OF FORMATION

OF

CC FIBERLINK – NEBRASKA, LLC

1. The name of the limited liability company is CC FIBERLINK - NEBRASKA, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Suite 100, in the City of Dover, County of Kent. The name of its registered agent at such address is LEXIS Document Services Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CC FIBERLINK - NEBRASKA, LLC this 28th day of March, 2001.

/s/ Stacey L. Bolon
Stacey L. Bolon, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION OF

CC FIBERLINK – NEBRASKA, LLC

CC Fiberlink, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the Limited Liability Company is CC Fiberlink – Nebraska, LLC.

2. The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

3. The name of the Limited Liability Company is changed to

Charter Fiberlink – Nebraska, LLC

4. That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 2nd day of April, 2001.

/s/ Marcy Lifton Marcy Lifton, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/04/2001 010165071 – 3374409

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/04/2001 010436890 – 3374409

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

DOMESTIC LIMITED LIABILITY COMPANY

WITH AND INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, Charter Fiberlink – Nebraska, LLC, a Delaware limited liability company, certifies that:

1. The constituent business entities participating in the merger herein certified are:

a. CC XII, LLC, a Delaware limited liability company and wholly owned subsidiary of Nebraska (as defined below); and

b. Charter Fiberlink – Nebraska, LLC, a Delaware limited liability company (“Nebraska”).

2. An Agreement of Merger has been approved, adopted, executed and acknowledged by the aforesaid constituent entities in accordance with the provisions of 18-209 of the Limited Liability Company Act of the State of Delaware.

3. The name of the surviving limited liability company herein certified is Charter Fiberlink – Nebraska, LLC.

4. The executed Agreement of Merger between the aforesaid constituent entities is on file at the principal place of business of the aforesaid surviving limited liability company at:

12405 Powerscourt Drive

St. Louis, Missouri 63131

5. A copy of the Agreement of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member or any person holding an interest in the aforesaid constituent entities.

IN WITNESS WHEREOF, Charter Fiberlink – Nebraska, LLC has caused this certificate to be signed by its authorized person, this 31st day of August, 2001.

Charter Fiberlink – Nebraska, LLC, a Delaware limited liability company

By:	/s/ Marcy Lifton
Marcy Lifton, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 12/17/2002 020775897 – 3374409

Certificate of Amendment to Certificate of Formation

of

CHARTER FIBERLINK - NEBRASKA, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER FIBERLINK - NEBRASKA, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on 12/12/02

/s/ Marcy. A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLOCHG)